UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Directors or Officers

On September 8, 2017, Board of Directors (the “Board”) of NextDecade Corporation (the “Company”) appointed Matthew K. Schatzman, age 51, as the President of the Company, effective September 18, 2017. Mr. Schatzman was also appointed to the serve as a non-independent Class C director of the Company, effective September 18, 2017. Mr. Schatzman has nearly 30 years of marketing, logistics and operational leadership experience with companies in the LNG, natural gas and oil industries, including BG Group and Dynegy. Mr. Schatzman most recently served as President at MKS Energy, LLC, an advisory and consulting firm focused on LNG, natural gas and crude oil markets, logistics and risk management. He was previously Executive Vice President, Global Energy Marketing and Shipping at BG Group, a British multinational oil and gas company from January 2012 until May 2014 and served as Senior Vice President, Energy Marketing from March 2007 until December 2011. Prior to that, he served in various roles at Dynegy, including President and CEO of Dynegy’s wholesale business. He holds a Bachelor of Arts in Political Science from Yale University.

On September 8, 2017 the Company entered into an employment agreement with Mr. Schatzman (the “Agreement”), effective September 18, 2017. The Agreement provides for a term through June 30, 2020, and will be automatically extended for an additional one year periods unless and until either the Company or Mr. Schatzman gives to the other written notice at least one-hundred and eighty (180) days prior to the applicable renewal date of a decision not to renew for an additional year.

The annual base salary set forth in the Agreement is $550,000. Mr. Schatzman is eligible for an annual bonus with a target of 90% of his base salary based upon the achievement of performance targets established by the NextDecade’s board of directors from time to time. Mr. Schatzman’s minimum annual bonus is $275,000. Mr. Schatzman’s annual bonus for 2017 will be pro-rated to reflect his actual time of employment with the Company and will be paid solely in common stock of the Company. Mr. Schatzman’s annual bonus for 2018 shall be paid solely in the amount of common stock of the Company. Annual bonuses for 2017 and 2018, respectively, that are each paid in stock shall be calculated by taking the applicable annual bonus amount and dividing it by the Company’s share price on the applicable date of issuance.

Mr. Schatzman’s Agreement entitles him to a grant of incentive stock (the “Incentive Stock”) of NextDecade common stock once an omnibus incentive stock plan (the “Share Plan”) is adopted by the Board and the Company’s stockholders. Of the shares of Incentive Stock, 48,450 shares (representing the number of fully vested shares of common stock of the Company valued at $10.32 per share) will be subject to restrictions on transfer contained in the form of Lock Up Agreement attached to the Agreement as Exhibit 1 for a period of one (1) year from the date on which the shares are issued by the Company and granted to Mr. Schatzman. In addition, 1,052,492 shares of Incentive Stock (representing the relevant number of shares of common stock of the Company valued at $10.32 per share) will subject to the terms determined and administered by the Nominating, Corporate Governance and Compensation Committee of the Company in accordance with the Share Plan.

In addition, the Agreement provides that immediately following a “Final Investment Decision” by the Company, Mr. Schatzman’s position will change from “President” to “President and Chief Executive Officer”, and at such time the Agreement will be amended to reflect such change in his title and any changes in base salary or annual bonus (if any) that may result from the change in title. For purposes of the Agreement, the term “Final Investment Decision” means the Board’s approval of the expenditure of capital to proceed with an LNG project providing for an aggregate of at least 4 million tons per annum.

The Agreement also provides that Mr. Schatzman is eligible for health insurance and disability insurance and other customary employee benefits.

If the Company at any time terminates Mr. Schatzman’s employment without Cause, or if Mr. Schatzman voluntarily terminates the agreement with Good Reason (each as defined in the Agreement), the Agreement entitles him to (1) a cash payment equal to the sum of his then current base salary for a period of 12 months, (2) a pro-rata portion of his annual bonus for the fiscal year in which the termination occurs (based on an amount equal to his then applicable annual bonus target percentage multiplied by his then applicable base salary) and (3) the full vesting of his unvested shares of Incentive Stock. Any annual bonus payment due for 2017 or 2018 if the Company terminates Mr. Schatzman’s employment without Cause, or if Mr. Schatzman voluntarily terminates the agreement with Good Reason will be paid solely in shares of common stock of the Company.

Mr. Schatzman’s Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

The foregoing description of the Agreement is a general description and is qualified in its entirety by reference to the Agreement. A copy of the Agreement entered into by Mr. Schatzman and the Company, effective September 18, 2017, is attached hereto as Exhibit 10.1 and is incorporated by reference therein.

The press release issued by the Company announcing Mr. Schatzman’s employment is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

Increase in Board Size

The Board approved an increase in the size of the Board from eleven (11) to twelve (12) members, effective concurrent with the appointment of Mr. Schatzman to the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated September 8, 2017, between NextDecade Corporation and Matthew K. Schatzman.

99.1	Press Release, dated September 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Title:	Krysta De Lima General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated September 8, 2017, between NextDecade Corporation and Matthew K. Schatzman.

99.1	Press Release, dated September 11, 2017.

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